Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 333-123457) of ING USA Annuity and Life Insurance Company and in the related Prospectus of our reports dated March 25, 2008, with respect to the financial statements and schedules of ING USA Annuity and Life Insurance Company included in its Annual Report (Form 10-K) for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia March 31, 2008